EXHIBIT 99.8

CERTIFICATE OF DESIGNATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK,
OF
CEPTON, INC.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (as amended, supplemented or restated from time to time, the “DGCL”), Cepton, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That, the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on February 10, 2022 (the “Certificate of Incorporation”), authorizes the issuance of 355,000,000 shares of capital stock, consisting of 350,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”).

That, subject to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of any series of Preferred Stock, and to fix the number of shares constituting any such series.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board, on October 25, 2022, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Preferred Stock.”

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company be, and hereby is, created and authorized, and that the number of shares to be included in such series out of the authorized and unissued shares of Preferred Stock, and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of Preferred Stock included in such series, shall be as follows:

Section 1.         Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be 100,000. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof, and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

Section 2.         Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a)      on a parity basis with each other class or series of Capital Stock (as defined below) of the Company hereafter authorized, classified or reclassified in accordance with the Consent Provisions and Section 13(b), the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)     junior to each other class or series of Capital Stock of the Company hereafter authorized, classified or reclassified in accordance with the Consent Provisions and Section 13(b), the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c)      senior to the Common Stock, each other currently existing class or series of Capital Stock of the Company and each class or series of Capital Stock of the Company hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

Section 3.         Definitions. As used herein with respect to Series A Preferred Stock:

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Preferred Dividends that have accrued on such share pursuant to Section 4, whether or not declared, but that have not, as of such date, been paid in cash.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter.

“Available Registration Statement” shall mean, with respect to a Resale Shelf Registration Statement as of a date, that (a) as of such date, such Resale Shelf Registration Statement is effective for an offering to be made on a delayed or continuous basis by the Holders, there is no stop order with respect thereto and (b) as of such date, (i) there is not in effect an Interruption Period or Suspension

Period (as each such term is defined in the Investor Rights Agreement) and (ii) the Investor Parties are not restricted by any “lock-up” agreement with respect to the Series A Preferred or the Common Stock.

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NASDAQ on such date. If the Common Stock is not traded on the NASDAQ on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported by the Relevant Securities Exchange, or, if no closing sale price is reported, the last reported sale price on the Relevant Securities Exchange, or if the Common Stock is not so listed or quoted on a Relevant Securities Exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals above, subject to Section 12.

“Company” has the meaning set forth in the recitals above.

“Company Investor Share Repurchase Trigger Date” has the meaning set forth in Section 9(a).

“Company Repurchase” has the meaning set forth in Section 9(a).

“Company Repurchase Date” has the meaning set forth in Section 9(a).

“Company Repurchase Notice” has the meaning set forth in Section 9(b).

“Company Repurchase Price” has the meaning set forth in Section 9(a).

“Company Rights Trigger Event” means (i) with respect to any Investor Shares, for any fiscal year the end date of which falls after the fifth (5th) anniversary of the Original Issuance Date, the Company having recorded positive net income pursuant to GAAP in its audited financial statements and (ii) with respect to any Non-Investor Shares, the seventh (7th) anniversary of the Original Issuance Date.

“Competitor” means any Person or Group which develops, manufactures, distributes or sells products or technologies that compete with products or technologies that have been publicly disclosed as being or being planned to be developed, manufactured, distributed or sold by the Investor or its Subsidiaries at the time of entry into of the relevant agreement with such party.

“Consent Provisions” means Section 2.05 of the Investor Rights Agreement.

“Constituent Person” has the meaning set forth in Section 12(a).

“Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other instrument, commitment, understanding, undertaking or agreement.

“Conversion Agent” means the Transfer Agent, acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series A Preferred Stock at any time, a dollar amount equal to the Face Value divided by the Conversion Rate as of such time, which, for the avoidance of doubt, shall initially be $2.585.

“Conversion Rate” means 386.8472, subject to adjustment in accordance with Section 11.

“Covered Repurchase” has the meaning set forth in Section 11(a)(iii).

“Conversion Shares” means (i) any Common Stock issuable upon the conversion of the shares of Series A Preferred Stock and (ii) any Common Stock issuable as a dividend on the shares of Series A Preferred Stock (if any).

“DGCL” has the meaning set forth in the recitals above.

“Degressive Issuance” has the meaning set forth in Section 11(a)(viii).

“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividends” has the meaning set forth in Section 4(a).

“DOJ” has the meaning set forth in Section 23(a).

“Earnout Obligations” means the obligation of the Company to issue the Earnout Shares, as such term is defined in the Investment Agreement.

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(i) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Common Stock; and

(ii) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose (A) numerator is equal to the sum, without duplication, of (1) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (2) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (B) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(x) for purposes of clause (ii) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (A) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (B) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of this Section 11(a)(viii) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y) for purposes of clause (ii) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any securities convertible into or exercisable or exchangeable for, or rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

“Face Value” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000.00.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) as to any security or other property with a Fair Market Value of less than $10,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“FTC” has the meaning set forth in Section 23(a).

“Fundamental Change” means the occurrence of any of the following:

(i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions), other than the Investor Parties, becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock then outstanding, or files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock then outstanding other than as a result of a transaction in which (A) the holders of securities that represented 100% of the voting power of the Voting Stock immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of the Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person immediately after such transaction and (B) the holders of securities that represented 100% of the voting power of the Voting Stock immediately prior to such transaction own, directly or indirectly, Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person in substantially the same proportion to each other as immediately prior to such transaction;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets (other than any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity that are listed or quoted on one of the New York Stock Exchange or NASDAQ (or any of their respective successors) or pursuant to an agreement and plan of merger entered into with an Investor Party); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries or to the Investor Parties and, in the cases of clauses (A) and (B), subject to Section 12, excluding any transaction following which holders of securities that represented 100% of the voting power of the Voting Stock immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock or other election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the Voting Stock of the surviving Person in such transaction or any parent entity that wholly owns such surviving Person immediately after such transaction;

(iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(iv) the Common Stock (or other common equity underlying the Series A Preferred Stock) ceases to be listed or quoted on any of the New York Stock Exchange or NASDAQ (or any of their respective successors) other than as a result of an acquisition of additional shares of Common Stock by an Investor Party; or

(v) solely with respect to the Investor Shares, the Company or any of its Subsidiaries enters into any agreement with a Competitor in respect of (A) an Acquisition Transaction (as defined in the Investment Agreement) or (B) any strategic alliance, partnership, joint venture or similar arrangement; provided, however, that entry into ordinary course agreements with a Competitor or into agreements for which the automotive original equipment manufacturer (or (1) any Person or Group in contractual privity with such automotive original equipment manufacturer or (2) the Tier 1 supplier that has received from the automotive original equipment manufacturer the award to which the agreement relates) specifies or otherwise limits the suppliers, manufacturers, distributors, developers, partners or other parties with which the Company may work shall not be deemed to be a Fundamental Change pursuant to clause (B) hereof;

provided, however, that the occurrence of any event or transaction (or series of events or transactions) described in clauses (i), (ii) or (v) above shall not be deemed to be a Fundamental Change if either (x) the Investor Parties are entitled to the Consent Provisions and consent to such event or transaction (or series of events or transactions) pursuant to the Consent Provisions or (y) if the Investor Parties are not entitled to the Consent Provision, the Investor Parties beneficially owning a majority of the then outstanding Investor Shares consent in writing to such event or transaction (or series of events or transactions).

Prior to entering into any agreement described in clause (v)(B) above, the Company shall give the Investor Parties thirty (30) days’ advance notice (or such lesser amount as is practical in light of the proposed opportunity) and the Company and the Investor shall consult in good faith to determine whether the entry into such agreement would constitute a Fundamental Change if not consented to by the Investor Parties.

“Fundamental Change Effective Date” has the meaning set forth in Section 10(a).

“Fundamental Change Election Notice” has the meaning set forth in Section 10(a).

“Fundamental Change Repurchase” has the meaning set forth in Section 10(b).

“Fundamental Change Repurchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Fundamental Change

Repurchase Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 10(a).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 10(b).

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“Governmental Authority” means any government, political subdivision, governmental, administrative or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign, supranational or multinational.

“Group” means a Person together with its Affiliates.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes (other than U.S. federal income tax purposes if the Holder is a disregarded entity for U.S. federal income tax purposes, in which case the regarded owner of the Holder shall be treated as the owner of such shares); provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investor Rights Agreement shall be a Holder, and the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“HSR Act” has the meaning set forth in Section 23(a).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing in the United States mutually agreed upon by the Company and the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time; provided, however, that such firm or consultant may not be an Affiliate of the Company.

“Initial Fundamental Change Notice” has the meaning set forth in Section 10(a).

“Investment Agreement” means that certain Investment Agreement by and between the Company and the Investor dated as of October 27, 2022 as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the purchase and sale of the shares of Series A Preferred Stock.

“Investor” means KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Common Stock are Transferred.

“Investor Rights Agreement” means that certain Investor Rights Agreement by and between the Company and the Investor dated as of or around January 19, 2023 as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor Shares” means shares of Series A Preferred Stock for which the Holder of such shares is the Investor or an Affiliate of the Investor who was a Permitted Transferee.

“Investor Share Mandatory Conversion” has the meaning set forth in Section 7(a)(i).

“Investor Share Mandatory Conversion Date” has the meaning set forth in Section 7(a)(i).

“Investor Share Mandatory Conversion Date Selection Notice” has the meaning set forth in Section 7(a)(ii).

“Investor Share Mandatory Conversion Notice” has the meaning set forth in Section 7(a).

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Law” means any federal, national, state, county, municipal, provincial, local, foreign, supranational or multinational law, act, statute, constitution, common law, ordinance, code, decree, writ, order, judgment, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lincoln Park Facility” means that certain Purchase Agreement dated as of November 24, 2021 entered into by and among the Company, Cepton Technologies, Inc. and Lincoln Park Capital Fund, LLC.

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, the Face Value increased by Accrued Dividends with respect to such share.

“Mandatory Conversion” has the meaning set forth in Section 7(b).

“Mandatory Conversion Notice” has the meaning set forth in Section 7(b).

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence on any day that is scheduled to be a Trading Day for the Common Stock, (a) for more than a one half-hour period in the aggregate during regular trading hours or (b) at any time during the one-hour period prior to the close of regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock.

“Market Price Condition” means, as of the date of the Mandatory Conversion Notice, the Closing Price of the Common Stock has been greater than or equal to 200% of the Conversion Price then-in-effect on at least twenty (20) Trading Days (whether or not consecutive) in the thirty (30) consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding such date.

“NASDAQ” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market and any successor stock exchange or inter-dealer quotation system operated by Nasdaq, Inc. or any successor thereto.

“Non-Investor Shares” means shares of Series A Preferred Stock that are not Investor Shares.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.

“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.

“Other Antitrust and Foreign Investment Laws” has the meaning set forth in Section 23(b).

“Parity Stock” has the meaning set forth in Section 2(a).

“Participating Dividend” has the meaning set forth in Section 4(e).

“Participating Dividend Record Date” has the meaning set forth in Section 4(e).

“Permitted Transferee” has the meaning set forth in the Investor Rights Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividends” has the meaning set forth in Section 4(b)(ii).

“PIK Rate” means the Preferential Dividend Rate plus 1.00%.

“Preferential Dividend Base Amount” means, as to shares of Series A Preferred Stock, initially the Face Value per share, subject to adjustment as set forth in Section 4(b), including, for the avoidance of doubt, pursuant to any PIK Dividends.

“Preferential Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2023; provided that if any such Preferential Dividend Payment Date is not a Business Day, then the applicable Preferred Dividend shall be payable on the next Business Day immediately following such Preferential Dividend Payment Date, without any interest.

“Preferential Dividend Period” means, in respect of any share of Series A Preferred Stock, the period from (and including) the Issuance Date of such share to (but excluding) the next Preferential Dividend Payment Date and, subsequently, in each case the period from (and including) any Preferential Dividend Payment Date to (but excluding) the next Preferential Dividend Payment Date.

“Preferential Dividend Rate” means 3.250% per annum; provided that, (i) solely with respect to Investor Shares, from (and including) the date on which the Company breaches any Consent Provision then in effect until (but excluding) the date on which all such breaches are cured or such time as such Consent Provision ceases to be in effect, if earlier, or (ii) on any date on which a Registration Default (as defined in the Investor Rights Agreement) has occurred and is ongoing, the Preferential Dividend Rate shall be increased by 1.00% per annum; provided, further that if the Company fails to pay the Company Repurchase Price or the Fundamental Change Repurchase Price in full when due in accordance with Section 9 and Section 10, respectively, in respect of some or all of the shares of Series A Preferred Stock to be repurchased, the Preferential Dividend Rate on such shares not repurchased shall be increased by 1.00% per annum, until such shares are repurchased; provided, however, that in no event shall the Preferential Dividend Rate exceed 4.250% per annum.

“Preferential Dividend Record Date” means, with respect to any Preferential Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding the relevant Preferential Dividend Payment Date. These Preferential Dividend Record Dates shall apply regardless of whether a particular Preferential Dividend Record Date is a Business Day.

“Preferential Dividend Record Holder” means, with respect to any Preferential Dividend Payment Date, a Holder of record of the shares of Series A Preferred Stock as such holder appears on the stock register of the Company at the close of business on the related Preferential Dividend Record Date.

“Preferential Dividends” has the meaning set forth in Section 4(b)(i).

“Preferred Dividends” has the meaning set forth in Section 4(b)(ii).

“Preferred Stock” has the meaning set forth in the recitals above.

“Prevailing Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on and including the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11; provided, that if the event described in clause (iv) of the definition of “Fundamental Change” has occurred, the Prevailing Market Price shall be the Closing Price.

“Private Warrants” means the warrants to acquire up to 5,175,000 shares of Common Stock issued at the time of Growth Capital Acquisition Corp.’s initial public offering.

“Public Warrants” means the warrants to acquire up to 8,625,000 shares of Common Stock issued and outstanding on the date of this Agreement originally issued as a component of the units sold in Growth Capital Acquisition Corp.’s initial public offering.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Registrable Securities” means all shares of Common Stock and all Conversion Shares; provided, however, that such securities shall cease to be Registrable Securities when (a) a registration statement relating to such securities shall have been declared effective by the U.S. Securities and Exchange Commission and such securities shall have been disposed of by the Holder thereof pursuant to such registration statement, (b) such securities have been sold or otherwise disposed of in accordance with Rule 144 or another exemption from registration requirements such that the securities are freely tradeable following such sale or disposition, (c) in the case of the Investor Parties, upon the later of the date on which there are no individuals designated in writing by the Investor Parties to be elected to the Board pursuant to the Investor Rights Agreement or the Investor beneficially owns shares of Common Stock and Conversion Shares representing less than five percent (5%) of the outstanding shares of Common Stock or (d) such securities may be sold without registration pursuant to Rule 144 without restriction as to volume or manner of sale. For the avoidance of doubt, any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are shall not be Registrable Securities.

“Registrar” means the Transfer Agent, acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Stock Exchange” means the principal U.S. national securities exchange or automated quotation system on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national securities exchange or automated quotation system, on the principal other market on which the Common Stock is then listed or admitted for trading.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Repurchase Option” has the meaning set forth in Section 17(c)(ii).

“Resale Shelf Registration Statement” means such registration statement covering the sale or distribution from time to time by the Investor Parties holding Registrable Securities, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor Parties in accordance with any reasonable method of distribution elected by the Investor).

“Rule 144” means Rule 144 promulgated under the Securities Act of 1933, as amended, and any successor provision.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director, managing member or general (or equivalent) partner of such partnership, association or other business entity.

“Tax” or “Taxes” means any taxes and similar assessments, fees, and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, excise, duty, franchise, capital stock, transfer, payroll, employment, severance, and estimated tax, and any unclaimed property or escheat obligations, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, whether disputed or not, and any secondary liabilities for any of the foregoing amounts payable as a transferee or successor, by assumption or by Contract or by operation of Law.

“Tax Return” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading, “Trading Day” means any Business Day.

“Transfer” means to sell, transfer, assign, or otherwise dispose of.

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock and its successors and assigns, which may be the Company or one of its Affiliates. The initial Transfer Agent shall be Continental Stock Transfer & Trust Company.

“Transfer Taxes” means any transfer, sales, use, stamp, documentary, registration, value added or other similar Taxes; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar Taxes.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Warrants” means the Private Warrants and the Public Warrants.

“Weighted Average Issuance Price” has the meaning set forth in Section 11(a)(viii).

“Voting Stock” means all classes of Capital Stock of the Company normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or their equivalent) of the Company.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, an equivalent successor service) page “CPTN<equity> AQR”

(or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

Section 4.         Dividends.

(a)      Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, including Preferred Dividends and the Participating Dividends, collectively “Dividends”).

(b)     Accrual of Preferential Dividends.

(i)        Subject to the rights of holders of any class or series of Senior Stock, a preferential cumulative return on the Preferential Dividend Base Amount of the Series A Preferred Stock (the “Preferential Dividends”) shall accumulate daily in arrears, whether or not earned or declared by the Board, at the Preferential Dividend Rate. Preferential Dividends shall be payable in cash (other than a PIK Dividend, as described below) quarterly on each Preferential Dividend Payment Date at such Preferential Dividend Rate, and shall accumulate from the most recent Preferential Dividend Payment Date or, prior to the first Preferential Dividend Payment Date, from the Issuance Date, whether or not in any Preferential Dividend Periods there have been funds legally available subject to Section 170 of the DGCL. Preferential Dividends shall be payable in cash when, as and if declared by the Board on the relevant Preferential Dividend Payment Date to Preferential Dividend Record Holders on the immediately preceding Preferential Dividend Record Date, to the extent that such Series A Preferred Stock remains outstanding on the applicable Preferential Dividend Payment Date; provided that the Preferential Dividend Record Date for any such Preferential Dividends shall not precede the date on which such dividend was so declared; provided, further that the Board may declare an amount to be paid in cash in respect of a part of, rather than all, of the Preferential Dividend payable on such Preferential Dividend Payment Date. The amount of Preferential Dividends payable on each share of Series A Preferred Stock for each Preferential Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). The Company shall use commercially reasonable efforts to provide written notice to the holders of Series A Preferred Stock that it intends to pay a Preferential Dividend in cash at least five (5) days prior to the applicable Preferential Dividend Payment Date.

(ii)     In the event that the Company does not declare and pay the full amount of Preferential Dividends in cash as described above, the Preferential Dividend Base Amount of the Series A Preferred Stock shall automatically increase at the PIK Rate, on a compounding basis, on such Preferential Dividend Payment Date with respect to any Preferential Dividend Base Amount for which Preferential Dividends remain unpaid (the “PIK Dividends” and, together with the Preferential Dividends, the “Preferred Dividends”). Thereafter, the Preferential Dividends shall accrue and be payable on such increased Preferential Dividend Base Amount. Preferred Dividends shall be paid pro rata (based on the number of shares of Series A Preferred Stock held by the Holder) to the Holders of shares of Series A Preferred Stock entitled thereto (for the avoidance of doubt, taking into account any differences in Issuance Date).

(iii)   Notwithstanding anything to the contrary contained herein, any PIK Dividend (1) shall be treated as an accrued but unpaid dividend of the Series A Preferred Stock that compounds, whether or not declared by the Board, and (2) shall not be declared as a dividend by the Board (A) unless and until such PIK Dividend is paid to the Holders of the Series A Preferred Stock immediately in cash (it being understood that no dividends may be declared and paid in securities or otherwise “in kind”) or (B) in anticipation of a redemption of the Series A Preferred Stock or any liquidation of the Company.

(c)      Priority of Dividends. So long as any shares of Series A Preferred Stock remain outstanding, unless full Preferred Dividends on all outstanding shares of Series A Preferred Stock that have accrued from and including the Issuance Date have been declared and paid in cash, or have been or contemporaneously are declared and a sum sufficient for the payment of those Preferred Dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

(i)        purchases, redemptions or other acquisitions of shares of Junior Stock in accordance with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii)     purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(iii)   payment of any dividends or distributions in respect of Junior Stock where the dividend or distribution is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(iv)    any dividend “in kind” in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such plan; or

(v)      as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock).

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if Preferential Dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all Preferential Dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of Preferential Dividends declared per share will bear to each other the same ratio that all accrued and unpaid Preferential Dividends as of the end of the most recent Preferential Dividend Period per share of Series A Preferred Stock and accrued and unpaid Preferential Dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

(d)     Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Preferential Dividend Record Date, the Holder of such shares will not be entitled to any Preferential Dividend in respect of such Preferential Dividend Record Date, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a). If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Preferential Dividend Record Date or a Participating Dividend Record Date, as applicable, but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Preferential Dividend Record Date or Participating Dividend Record Date, as applicable, shall be entitled to receive such Preferential Dividend or Participating Dividend, respectively, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date or Participating Dividend Record Date, as applicable; provided that the amount of such Preferential Dividend or Participating Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) with respect to such Conversion Date.

(e)      Dividends on Junior Stock and Parity Stock. Subject to the provisions of this Certificate of Designations, dividends may be declared by the Board or any duly authorized committee thereof on any Junior Stock and Parity Stock from time to time. In addition to Preferred Dividends pursuant to this Section 4, Holders shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on the Common Stock as if the Series A Preferred Stock were converted, at the Conversion Rate in effect on the Record Date for such dividend or distribution, pursuant to Section 6(a) into shares of Common Stock (without regard to any limitations on conversion) immediately prior to such Record Date (such dividend or distribution on the Series A Preferred Stock, a “Participating Dividend”), as and when paid with respect to the Common Stock and using the same Record Date as is used for the Common Stock (the record date for any such dividend, a “Participating Dividend Record Date”).

Section 5.         Liquidation Rights.

(a)      Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash in the amount per share of Series A Preferred Stock equal to the greater of (i) the Liquidation Preference with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount per share of Series A Preferred Stock that such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)     Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)      Merger, Consolidation, Conversion and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall a conversion of the Company into another entity form be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Section 6.         Right of the Holders to Convert.

(a)      At any time on or after the first (1st) anniversary of the Original Issuance Date, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into a number of shares of Common Stock equal to the Liquidation Preference for such share of Series A Preferred Stock divided by the Conversion Price then in effect; provided that each Holder shall receive cash in lieu of fractional shares as set out in Section 11(h). The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(b)     The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all shares of Series A Preferred Stock then outstanding. Without limiting the foregoing, the Company shall not take any action described in Section 11 unless, after taking such action, the Company shall continue to have a number of authorized and unissued Common Stock greater than the total number of shares of Common Stock issuable (i) pursuant to any outstanding options, warrants or other instruments exercisable for, or exchangeable or convertible into, Common Stock and (ii) upon the conversion of all shares of Series A Preferred Stock then outstanding after giving effect to any adjustments to the Conversion Rate provided for in Section 11. The Company shall use its reasonable best efforts to maintain the listing on the NASDAQ of such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Company.

Section 7.         Mandatory Conversion by the Company.

(a)      Mandatory Conversion.

(i)        Investor Shares. Solely with respect to the Investor Shares, at any time after the occurrence of a Company Rights Trigger Event with respect to the Investor Shares, if the Market Price Condition is satisfied, then the Company may deliver a written notice (the “Investor Share Mandatory Conversion Notice”) to each Holder of Investor Shares requiring such Holder to convert (any conversion pursuant to clause (i) or clause (ii), an “Investor Share Mandatory Conversion”) all, but not less than all, of such Holder’s outstanding Investor Shares into shares of Common Stock on the date selected by the Investor pursuant to Section 7(a)(ii) below (the applicable conversion date for any Investor Share Mandatory Conversion, the “Investor Share Mandatory Conversion Date”); provided that if any Investor Party holds or would hold upon such Investor Share Mandatory Conversion Date shares of Common Stock that are Registrable Securities, and there is no Available Registration Statement covering resale of such shares of Common Stock by the Investor Parties on the on the Investor Share Mandatory Conversion Date applicable to such Investor Party, then at the election of such Investor Party, the Investor Share Mandatory Conversion Date for such Investor Party may be delayed until the date such Available Registration Statement is in effect; provided, further that the Investor Share Mandatory Conversion Date shall be subject to adjustment as provided in Section 23(d). In the case of an Investor Share Mandatory Conversion, each Investor Share then outstanding shall be converted into (A) a number of shares of Common Stock equal to the Liquidation Preference for such share of Series A Preferred Stock divided by the Conversion Price then in effect plus (B) cash in lieu of fractional shares as set out in Section 11(h). The Company may not exercise the Investor Share Mandatory Conversion with respect to any Investor Share for which it has elected to exercise the Company Repurchase pursuant to Section 9.

(ii)     Investor Share Mandatory Conversion Date Selection Notice. Upon receipt of the Investor Share Mandatory Conversion Notice, the Investor, on behalf of all Investor Parties, shall provide written notice to the Company (the “Investor Share Mandatory Conversion Date Selection Notice”) setting forth the Investor Share Mandatory Conversion Date for all Investor Shares, which date shall be no later than twelve (12) months after the date of the Investor Share Mandatory Conversion Notice.

(b)     All other shares of Series A Preferred Stock. Solely with respect to the Non-Investor Shares, at any time after the occurrence of a Company Rights Trigger Event with respect to the Non-Investor Shares, if the Market Price Condition is satisfied, then the Company may deliver a written notice (the “Mandatory Conversion Notice”) to each Holder (other than Holders of Investor Shares) informing such Holder that all, but not less than all, of such Holder’s Series A Preferred Stock will automatically convert into shares of Common Stock on the Conversion Date (a “Mandatory Conversion”); provided, that such Conversion Date shall be subject to adjustment as provided in Section 23(d). In the case of a Mandatory Conversion, each share of Series A Preferred Stock (other than Investor Shares) then outstanding shall be converted into (A) a number of shares of Common Stock equal to the Liquidation Preference for such share of Series A Preferred Stock divided by the Conversion Price then in effect plus (B) cash in lieu of fractional shares as set out in Section 11(h). The Company may not exercise the Mandatory Conversion with respect to any Non-Investor Share for which it has elected to exercise the Company Repurchase pursuant to Section 9.

(c)      Regulatory approval. To the extent that filings with any Governmental Authorities are required in respect of the Investor Share Mandatory Conversion or the Mandatory Conversion, as applicable, in accordance with Section 23(a) or 23(b), each relevant Holder shall use its reasonable best efforts to (i) take (or cause to be taken) all actions, (ii) do (or cause to be done) all things, and (iii) assist and cooperate with the Company in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to effectuate the conversion of its shares of Series A Preferred Stock by the Investor Share Mandatory Conversion Date or the Conversion Date, as applicable.

Section 8.         Conversion Procedures and Effect of Conversion.

(a)      Conversion Procedure. A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to Section 6(a), this Section 8(a) or Section 10(b):

(i)        complete and sign the conversion notice provided by the Conversion Agent, a form of which is attached hereto as Exhibit A (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the occurrence of any event as such Holder may specify;

(ii)     deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted; and

(iii)   if required, furnish appropriate endorsements and transfer documents.

The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice), (B) with respect to an Investor Share Mandatory Conversion pursuant to Section 7(a), the Investor Share Mandatory Conversion Date, (C) with respect to a Mandatory Conversion pursuant to Section 7(b), the date specified by the Company in the Mandatory Conversion Notice and (D) with respect to a Fundamental Change Conversion, the Fundamental Change Repurchase Date, in each case subject to adjustment as provided in Section 23(d), if applicable.

(b)     Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall cease to be outstanding and the corresponding shares of Common Stock pursuant to the conversion shall be issued and outstanding.

(c)      Information. At the request of the Holders, the Company shall provide to the Holders information regarding:

(i)        the applicable procedures a Holder must follow for issuance of the shares of Common Stock pursuant to Section 8(a); and

(ii)     the Conversion Rate that would be in effect on the Conversion Date and the number of shares of Common Stock to be issued to the Holder upon conversion of each share of Series A Preferred Stock held by such Holder, including the calculation of the Liquidation Preference as of the Conversion Date. For purposes of this provision, the applicable Conversion Rate and applicable calculation of the Liquidation Preference for purposes of an Investor Share Mandatory Conversion shall be the Conversion Rate and Liquidation Preference, as applicable, that would be in effect on the Investor Share Mandatory Conversion Date as of the date of the Investor Share Mandatory Conversion Date Selection Notice.

(d)     Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than two (2) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Trading Day following the Conversion Date and no later than the seventh (7th) Trading Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, if such book-entry is unavailable by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion or Investor Share Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(e)      Status of Converted or Reacquired Shares. Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company or any of its Subsidiaries in any manner whatsoever, shall not be reissued as shares of Series A Preferred Stock and shall be retired promptly after the conversion or acquisition thereof. All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

(f)       Partial Conversion. In case any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted.

(g)     Conversion Agent. So long as any share of Series A Preferred Stock remains outstanding, the Company shall appoint and maintain a conversion agent for the Series A Preferred Stock, which shall initially be the Conversion Agent.

Section 9.         Company Repurchase Option.

(a)      Company Repurchase. Subject to Section 9(e), the Company may elect, by delivery of the Company Repurchase Notice in accordance with Section 9(b), to purchase, from time to time, (i) (A) all (but not less than all) of the outstanding Investor Shares on or after the second anniversary of the Original Issuance Date occurring after the end of the fiscal year for which the Company Rights Trigger Event has occurred (the “Company Investor Share Repurchase Trigger Date”) (i.e., if the Original Issuance Date is February 1, 2023 and the first such fiscal year after the 5th anniversary of the Original Issuance Date for which positive net income is recorded is the fiscal year ending December 31, 2028, the

Company Investor Share Repurchase Trigger Date is February 1, 2030) with respect to the Investor Shares and (B) all or any portion of the outstanding Non-Investor Shares if the Company Rights Trigger Event has occurred with respect to the Non-Investor Shares, or (ii) all or any portion of the outstanding Non-Investor Shares if the Company Rights Trigger Event has occurred with respect to the Non-Investor Shares but the Company Investor Share Repurchase Trigger Date has not occurred with respect to the Investor Shares (in each case (i) or (ii), the “Company Repurchase”) on the date specified in the Company Repurchase Notice relating thereto (the “Company Repurchase Date”) for a purchase price per each such share of Series A Preferred Stock, payable in cash, equal to the greater of (x) the Liquidation Preference with respect to such share of Series A Preferred Stock as of the applicable Company Repurchase Date and (y) the amount per share of Series A Preferred Stock equal to the number of shares of Common Stock that such Holders would have received had such Holders, on the applicable Company Repurchase Date, converted such share of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein), multiplied by the Prevailing Market Price as of the date of the Company Repurchase Notice (the “Company Repurchase Price”). The Company may not exercise the Company Repurchase with respect to any shares of Series A Preferred Stock for which it has elected to exercise the Investor Share Mandatory Conversion or Mandatory Conversion pursuant to Section 7; provided, however, that the Company may exercise the Company Repurchase with respect to Investor Shares then subject to an Investor Share Mandatory Conversion if such shares have not been converted within 12 months after the date of the Investor Share Mandatory Conversion Notice; provided, further that the Company may exercise the Company Repurchase with respect to any Non-Investor Shares then subject to a Mandatory Conversion if such shares have not been converted within 120 days after the date of the Mandatory Conversion Notice.

(b)     Notice of Company Repurchase. If, subject to Section 9(a) and Section 9(e), the Company elects to effect a Company Repurchase, the Company shall provide a written notice (the “Company Repurchase Notice”) of the Company Repurchase to each applicable Holder. The Company Repurchase Date shall be thirty (30) calendar days after the date on which the Company provides the Company Repurchase Notice to such Holders; provided, that if such date is not a Business Day, the Company Repurchase Date shall be the next succeeding Business Day. The Company Repurchase Notice shall state:

(i)        the Company Repurchase Date;

(ii)     the expected applicable Company Repurchase Price;

(iii)   the instructions a Holder must follow to receive the applicable Company Repurchase Price.

(c)      Delivery upon Company Repurchase. Upon a Company Repurchase, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Company Repurchase Price for such Holder’s shares of Series A Preferred Stock, and such Holder shall surrender to the Conversion Agent the certificates (if any) representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor.

(d)     Treatment of Shares. Until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Company Repurchase Price (or otherwise converted or reacquired prior to the applicable Company Repurchase Date), such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share (x) may be converted into Common Stock pursuant to Section 6, in which case the provisions of Section 8 and Section 23(d), as applicable, shall take precedence over the provisions of this Section 9, and, if not so converted, (y) shall (A) accrue Dividends in accordance with Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 13; provided that any such shares that are converted prior to the consummation of the Company Repurchase in accordance with this Certificate of Designations shall not be entitled to receive any payment of the Company Repurchase Price.

(e)      Sufficient Funds. Notwithstanding the foregoing, the Company may not exercise the Company Repurchase at a time when the Company (i) does not or will not have sufficient funds to enable the Company to pay in full on the Company Repurchase Date the entire amount of the Company Repurchase Price in immediately available cash funds or (ii) is, or will be as of the Company Repurchase Date, restricted or prohibited (under applicable Law, contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Company Repurchase.

(f)       Effect of Company Repurchase. Upon full payment of the Company Repurchase Price (or the irrevocable deposit thereof with the Transfer Agent) for any shares of Series A Preferred Stock subject to a Company Repurchase, such shares will cease to be entitled to any Dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

Section 10.     Holder Fundamental Change Repurchase Option.

(a)      Fundamental Change Notices. On or before the twentieth (20th) Business Day prior to the anticipated effective date of a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall set forth a description of the anticipated Fundamental Change (including, for the avoidance of doubt, the details of any consideration to be delivered as a distribution on or in exchange for outstanding shares of Common Stock) and contain the date on which the Fundamental Change is anticipated to be effected (the “Initial Fundamental Change Notice”). No later than the later of (x) five (5) Business Days prior to the date on which the Company anticipates the Fundamental Change to be effected as set forth in the Initial Fundamental Change Notice and (y) the earlier of (1) the thirtieth (30th) Business Day following the relevant Fundamental Change Effective Date and (2) the fifteenth (15th) Business Day following receipt of the relevant Initial Fundamental Change Notice, any Holder that desires to exercise its rights pursuant to Section 10(b) shall notify the Company in writing thereof (such notice, a “Fundamental Change Election Notice”) and shall specify (x) that such Holder is electing to exercise its rights pursuant to Section 10(b) and (y) the number of shares of Series A Preferred Stock subject to each such election. Within two (2) days following the effective date of a Fundamental Change (the “Fundamental Change Effective Date”) (or if the Company discovers later than such date that a Fundamental Change has occurred, promptly following the date of such discovery), a written notice (the “Fundamental Change Repurchase Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain:

(i)        the scheduled Fundamental Change Repurchase Date, which shall be no less than ten (10) nor more than thirty (30) Business Days following the date of such Fundamental Change Repurchase Notice;

(ii)     the applicable Fundamental Change Repurchase Price if a Fundamental Change Repurchase is elected;

(iii)   the applicable Conversion Rate if a Fundamental Change Conversion is elected;

(iv)    the instructions a Holder must follow to receive the applicable Fundamental Change Repurchase Price or the applicable shares of Common Stock to be issued;

(v)      that a Holder may not convert any shares of Series A Preferred Stock as to which it has elected a Fundamental Change Repurchase, subject to Section 10(i); and

(vi)    a description of the Fundamental Change (including, for the avoidance of doubt, the details of any consideration delivered as a distribution on or in exchange for outstanding shares of Common Stock) and the applicable Fundamental Change Effective Date.

(b)     Fundamental Change Repurchase or Conversion. Subject to the application of Section 10(g) and Section 10(i), the Company shall purchase from each Holder that delivered a Fundamental Change Election Notice all shares of Series A Preferred Stock specified in such Fundamental Change Election Notice (a “Fundamental Change Repurchase”) for a purchase price per each such share of Series A Preferred Stock, payable in cash, equal to 100% of the Liquidation Preference of such share of Series A Preferred Stock as of the applicable Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”) on the Fundamental Change Repurchase Date specified in the relevant Fundamental Change Repurchase Notice (or, in the event that a Fundamental Change Repurchase Date is not specified, the date that is thirty (30) Business Days after the Fundamental Change Effective Date). A Holder may not convert any shares of Series A Preferred Stock as to which it has elected a Fundamental Change Repurchase and with respect to which it has not validly withdrawn such election pursuant to Section 10(i). Notwithstanding the foregoing, such Holder may, in lieu of electing a Fundamental Change Repurchase, elect to convert such shares of Series A Preferred Stock in accordance with the provisions of Section 8 (a “Fundamental Change Conversion”); provided, however, that the Conversion Date for such Fundamental Change Conversion shall be the Fundamental Change Repurchase Date, subject to adjustment as provided in Section 23(d), and the Conversion Rate applicable to such Fundamental Change Conversion shall be the Conversion Rate in effect as of the Conversion Date multiplied by 1.10. Notwithstanding anything to the contrary herein, the failure of the Company to deliver the Initial Fundamental Change Notice or the Fundamental Change Repurchase Notice shall not impair the rights of the Holders under this Section 10(b).

(c)      Fundamental Change Repurchase Procedure. To receive the Fundamental Change Repurchase Price, a Holder must, no later than close of business on the Fundamental Change Repurchase Date, surrender to the Conversion Agent the certificates (if any) representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor.

(d)     Delivery upon Fundamental Change Repurchase. Upon a Fundamental Change Repurchase, subject to Section 10(g) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Fundamental Change Repurchase Price for such Holder’s shares of Series A Preferred Stock for which such Holder has elected to exercise the Fundamental Change Repurchase.

(e)      Treatment of Shares. Until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Fundamental Change Repurchase Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share (x) may be converted pursuant to Section 6 and in accordance with this Section 10, in which case the provisions of Section 8 and Section 23(d), as applicable, shall take precedence over the provisions of this Section 10, and, if not so converted, (y) shall (A) accrue Dividends in accordance with Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 13; provided that any such shares that are converted prior to the consummation of the Fundamental Change Repurchase in accordance with this Certificate of Designations shall not be entitled to receive any payment of the Fundamental Change Repurchase Price and shall instead be entitled to the same per share consideration, or the same right to elect per share consideration, as applicable, to be received by holders of Common Stock in connection with the Fundamental Change (subject to Section 12, as applicable).

(f)       Partial Exercise of Fundamental Change Repurchase. In the event that a Fundamental Change Repurchase is effected with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such Fundamental Change Repurchase, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Series A Preferred Stock held by the Holder as to which a Fundamental Change Repurchase was not effected (or book-entry interests representing such shares).

(g)     Sufficient Funds. If the Company shall not have sufficient funds legally available under the DGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 10(b), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 10(b), a number of shares of Series A Preferred Stock with an aggregate Fundamental Change Repurchase Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of funds legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder elects to exercise a Fundamental Change Repurchase pursuant to this Section 10 at a time when the Company is restricted or prohibited (under applicable Law, contractually or otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Fundamental Change Repurchase, the Company shall use its reasonable best efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 10. In connection with any Fundamental Change, to the extent within the Company’s control, the Company shall take all actions to permit the purchase of all shares of Series A Preferred Stock on the Fundamental Change Repurchase Date that it reasonably believes is permitted under Delaware law and will not render the Company insolvent until the entire amount of the Fundamental Change Repurchase Price is paid in full.

(h)     Effect of Fundamental Change Repurchase. Upon full payment of the Fundamental Change Repurchase Price (or the irrevocable deposit thereof with the Transfer Agent) for any shares of Series A

Preferred Stock subject to a Fundamental Change Repurchase, such shares will cease to be entitled to any Dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except the right to receive the Fundamental Change Repurchase Price) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

(i)       Withdrawal of Election for Fundamental Change Repurchase. Notwithstanding anything to the contrary herein, any Holder’s Fundamental Change Election Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company specifying the number of shares of Series A Preferred Stock with respect to which such notice of withdrawal is being submitted (i) at any time prior to the close of business on the fifth (5th) Business Day immediately succeeding the date of delivery of a Fundamental Change Repurchase Notice (or, if earlier, the close of business on the second (2nd) Business Day immediately preceding the relevant Fundamental Change Repurchase Date) and (ii) at any time until such shares are repurchased, if the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with Section 10 in respect of some or all of the shares of Series A Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase.

(j)       The above provisions of this Section 10 shall similarly apply to successive Fundamental Changes (or anticipated Fundamental Changes).

Section 11.     Anti-Dilution Adjustments.

(a)      Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i)        The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision, split or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR0 = the Conversion Rate in effect (i) immediately prior to the close of business on the Record Date for such dividend or distribution, or (ii) immediately prior to giving effect to such subdivision, split, combination or reclassification

CR1 = the new Conversion Rate in effect (i) immediately after the close of business on the Record Date for such dividend or distribution, or (ii) immediately after giving effect to such subdivision, split, combination or reclassification

OS0 = the number of shares of Common Stock outstanding (i) immediately prior to the close of business on the Record Date for such dividend or distribution or (ii) immediately prior to giving effect to such subdivision, split, combination or reclassification

OS1 = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision, split, combination or reclassification

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, split, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)     The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Prevailing Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	= the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Prevailing Market Price as of the Record Date for such dividend, distribution or issuance

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Prevailing Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii)   The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or (2) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the Prevailing Market Price as of the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1	= the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV	= the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0	= the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1	= the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1	= the Prevailing Market Price as of the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

For the avoidance of doubt, the repurchase or redemption by the Company of any of the Company’s Warrants outstanding as of the Original Issuance Date in accordance with their terms as of the Original Issuance Date, pursuant to a tender offer, exchange offer, or otherwise, shall not constitute a Covered Repurchase.

(iv)    The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property, securities or rights to acquire any of the foregoing, but excluding dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii) hereof, Distribution Transactions as to which Section 11(a)(v) shall apply, dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply, and rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1	= the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	= the Prevailing Market Price as of the Record Date for such dividend or distribution

FMV	= the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)      The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR0	= the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1	= the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

FMV	= the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten (10) consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0	= the Prevailing Market Price as of the day immediately after the tenth (10th) Trading Day after the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi)    The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1	= the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0	= the Prevailing Market Price as of the Record Date for such dividend or distribution

C	= the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal to or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii) If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have become exercisable or separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person,” other than a stockholder rights plan which does not exempt the Investor Parties from being an “acquiring person” as a result of (A) their holdings of any Capital Stock as of the adoption of such stockholder rights plan, (B) PIK Dividends paid subsequent to the adoption of such stockholder rights plan, (C) the application of any adjustments pursuant to this Section 11(a) or (D) any other increase in the proportional holding of the Investor Parties in relation to other holders of Capital Stock through no action of their own.

(viii)        Subject at all times to Section 11(c)(iii), if, before the fifth (5th) anniversary of the Original Issuance Date, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 11(a)(viii)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the close of business on such date, the Conversion Rate will be increased to an amount equal to (x) the Liquidation Preference per share of Series A Preferred Stock, divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

CP	= the Conversion Price in effect immediately before giving effect to the adjustment required by this Section 11(a)(viii)

OS	= the number of shares of Common Stock outstanding immediately before such Degressive Issuance

EP	= the Effective Price per share of Common Stock in such Degressive Issuance

X	= the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance

For purposes of this Section 11(a)(viii), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Original Issuance Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

To the extent that any such Equity-Linked Securities (or the underlying rights, options or warrants to purchase or otherwise acquire shares of Common Stock) are not converted, exercised, exchanged or otherwise prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Degressive Issuance of Equity-Linked Securities been made on the basis of the issuance of, and the receipt of the consideration with respect thereto, if applicable, only the number of shares of Common Stock actually issued pursuant to such Equity-Linked Securities.

(b)     Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

(c)      When No Adjustment Required. Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(i)           Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(ii)        No adjustment to the Conversion Rate will be made:

(A)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)        upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2016 Stock Incentive Plan, 2022 Equity Incentive Plan and Employee Stock Purchase Plan, as may be amended;

(C)        upon the issuance of any shares of Common Stock pursuant to any Equity-Linked Security (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to Section 11(a)(viii)); provided, however, that the issuance of shares of Common Stock upon exercise of the Warrants and upon conversion of the Series A Preferred Stock, in each case pursuant to the terms thereof as of the Original Issuance Date shall not result in an adjustment to the Conversion Rate;

(D)       for a change in the par value of the Common Stock;

(E)        upon issuance of any shares of Common Stock issuable pursuant to Earnout Obligations existing as of the Original Issuance Date;

(F)        for dividends or distributions declared or paid to holders of Common Stock in which Holders participate pursuant to Section 4(e);

(G)       pursuant to any merger, joint venture, partnership, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company with parties that are not Affiliates, whereby the Common Stock comprises, in whole or in part, the consideration paid by the Company in such transaction, provided such transaction was (1) approved by the holders of the Voting Stock or (2) approved by the Board and that such Common Stock issued under this clause (G) does not exceed 10.0% of the then current issued and outstanding Common Stock;

(H)       upon the issuance of any shares of Common Stock or warrants to acquire only shares of Common Stock issued to non-Affiliate banks, equipment lessors or other lending institutions, or to non-Affiliate real property lessors, in each case, in connection with a debt financing, equipment leasing or real property leasing transaction, provided such transaction was approved by the Board and that such Common Stock issued under this clause (H) does not exceed 10.0% of the then current issued and outstanding Common Stock; or

(I)          upon the issuance of any shares of Junior Stock issued on or after the second (2nd) anniversary of the Original Issuance Date pursuant to the Lincoln Park Facility, or a similar Junior Stock purchase facility entered into with a non-Affiliate counterparty (including an amendment to the Lincoln Park Facility or any replacement thereof).

(iii)      No adjustment to shares of Series A Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon the conversion thereof shall be made solely by reason of dividends or other distributions being payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date if an adjustment has been made as of the Record Date for such dividend or other distribution (it being understood that the foregoing shall not limit any Holder’s right to receive Participating Dividends payable prior to such time or the operation of Section 11(a) in respect of events occurring prior to such time). Until the Conversion Date with respect to any share of Series A Preferred Stock has occurred, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(d)     Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)      Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)       Notice of Adjustments. Whenever any event of the type described in this Section 11 has occurred, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) and in any event prior to the delivery of a Company Repurchase Notice or Mandatory Conversion Notice:

(i)        compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)     provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g)     Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h)     Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted on any single Conversion Date.

Section 12.     Reorganization Events.

(a)      Reorganization Events. In the event of:

(i)        any reclassification, conversion, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)     any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii)   any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding with all rights, preferences, privileges or voting power but shall become convertible into, in accordance with Section 6, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property other than subject to the express terms of such Exchange Property and without any right to dividends or distributions on such Exchange Property which have a record date that is prior to the effectiveness of the Reorganization Event) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b)     Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock (as though such Capital Stock were Common Stock) received by the holders of the Common Stock in any such Reorganization Event.

(c)      Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(d)     Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

Section 13.     Voting Rights.

(a)      General. The Holders of Series A Preferred Stock shall have no voting rights except as set forth below in Section 13(b) in respect of the Series A Preferred Stock, without prejudice to any rights they may have as holders of the Common Stock (including, but not limited to, as a result of the conversion of the Series A Preferred Stock) or any other voting securities of the Company.

(b)     Adverse Changes. The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for, directly or indirectly, effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i)        any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock;

(ii)     any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; or

(iii)   any increase or decrease (except to cancel or retire shares redeemed, repurchased or converted) in the authorized number of shares of Series A Preferred Stock or issuance of shares of Series A Preferred Stock after the Issuance Date, provided that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote of the Holders pursuant to this Section 13(b). For purposes of this Section 13(b), the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation, provided, however, that the filing of an amendment to, or an amended and restated, certificate of designations for purposes of reducing the number of authorized shares of Series A Preferred Stock or any class or series of stock of the Company then outstanding by the number of such shares that have been cancelled or retired shall not be deemed to be an amendment to the Certificate of Incorporation.

(c)      Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d)     For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

(e)      Nothing in this Certificate of Designations is intended to limit any rights of a Holder under the Investor Rights Agreement.

Section 14.     No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Section 15.     Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be Continental Stock Transfer & Trust Company. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

Section 16.     Replacement Certificates.

(a)      Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)     Certificates Following Conversion. If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series A Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

Section 17.     Taxes.

(a)      Withholding. The Company and the Investor agree that, under current Law, as long as the Investor has provided the Company with a properly executed IRS Form W-8BEN-E establishing eligibility for the applicable article of the tax treaty between the United States and Japan, the Company shall withhold dividends paid in cash at a rate of no more than five (5) percent for so long as the Investor owns at least ten (10) percent of the outstanding Voting Stock, and no more than ten (10) percent for so long as the

Investor owns less than ten (10) percent of the outstanding Voting Stock. The Company agrees that, provided that a Holder delivers to the Company a properly executed IRS Form W-9 certifying as to the complete exemption from backup withholding of the Holder (or, if the Holder is a disregarded entity for U.S. federal income tax purposes, its regarded owner), under current Law the Company (including any paying agent of the Company) shall not be required to, and shall not, deduct or withhold Taxes on any payments or deemed payments to any such Holder. If a Holder is not legally entitled to deliver an IRS Form W-9, the Company shall cooperate reasonably and in good faith with such Holder to establish any basis for reduction or elimination of U.S. federal withholding Tax (including under any applicable tax treaty) on any payments or deemed payments to such Holder that is legally available to such Holder.

(b)     Transfer Taxes. The Company shall pay any and all Transfer Taxes due on (i) the issue of the Series A Preferred Stock and (ii) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock.

(c)      Tax Treatment. (i) The Holders and the Company agree (A) not to treat the Series A Preferred Stock as “preferred stock” for purposes of Section 305 of the Code and, without limiting the generality of clause (A), (B) as a consequence, not to treat any Preferred Dividends accruing on the Series A Preferred Stock, or any difference between the purchase price paid for the Series A Preferred Stock and the Liquidation Preference thereof, as a distribution of property under Section 305(b)(4) or (c) of the Code until paid in cash. The Company and the Holders (and their respective Affiliates) shall file all relevant Tax Returns in a manner consistent with the foregoing intended Tax treatment and shall not take any Tax position that is inconsistent with such intended Tax treatment except in connection with, or as required by, any of the following: (w) a change in relevant Law occurring after the Original Issuance Date, (x) after the Original Issuance Date, the promulgation of relevant final U.S. Treasury Regulations addressing instruments similar to the Series A Preferred Stock (from and after the effective date of such regulations), (y) an amendment to the terms of this Certificate of Designations or (z) a “determination” within the meaning of section 1313(a) of the Code.

(ii)     The Holders and the Company agree that (A) any Company Repurchase pursuant to Section 9 or (B) any Fundamental Change Repurchase (other than with respect to any Fundamental Change Repurchase in part but not in full pursuant to clause (v) of the definition of Fundamental Change) in respect of the Investor Shares pursuant to Section 10 (each a “Repurchase Option” and collectively the “Repurchase Options”) whether in part or in full, qualifies as a sale or exchange of such Series A Preferred Stock under the Code; provided that, if so requested by the Company in writing, at least five (5) business days prior to the date of an exercise of such Repurchase Option, the applicable Holder shall provide a statement to the Company in connection with such Repurchase Option representing that it has received advice from a nationally recognized accounting or law firm that (after reasonable inquiry) such Repurchase Option would be more likely than not to be treated as a sale or exchange under Section 302(b) of the Code, taking into account any other directly, indirectly or constructively (within the meaning of Section 302 of the Code) held equity of the Company; provided further, that the Company shall use commercially reasonable efforts to request such statement at least ten (10) days prior to the date of such Repurchase Option. With respect to any Fundamental Change Repurchase pursuant to Section 10 in part but not in full pursuant to clause (v) of the definition of Fundamental Change in respect of the Investor Shares, or any Fundamental Change Repurchase pursuant to Section 10 in respect of the Non-Investor Shares, the Company and the Holders shall reasonably discuss and agree regarding whether such Fundamental Change Repurchase qualifies as a sale or exchange of such Series A Preferred Stock under the Code.

(d)     Tax Covenant. The Company will not take any action that would cause it not to be a C corporation for U.S. federal income tax purposes or could otherwise cause any Holder to own an equity interest in (A) an entity that is not a C corporation, or (B) an entity that is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, for U.S. federal income tax purposes, in each case without the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding, such consent not to be unreasonably withheld, conditioned or delayed. Additionally, in the event that the Company does become a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, the Company shall provide written notice to the Holders.

Section 18.     Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at 399 West Trimble Road, San Jose, CA 95131, United States of America, Attn: Hull Xu, Chief Financial Officer, (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 19.     Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 20.     Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of shares of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

Section 21.     Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 22.     Rule 144A Information. The Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to Holders and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Section 23.     Regulatory Matters.

(a)      HSR Filing. If a Holder determines, in its sole judgment upon the advice of counsel, that any conversion pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file, or cause its ultimate parent entity as that term is defined in the HSR Act to file, as soon as practicable after the date on which the Company receives notice from such Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), the notification and report form and any supplemental information required to be filed by it pursuant to the HSR Act in connection with the conversion of any Series A Preferred Stock (and in any event the Company shall make such filing no later than five (5) Business Days after the date on which such Holder filed with the FTC and DOJ the notification and report form required to be filed by such Holder pursuant to the HSR Act in connection with the conversion of any shares of Series A Preferred Stock). Any such notification and report form and supplemental information will be in full compliance with the requirements of the HSR Act.

(b)     Other Filings. If a Holder of Series A Preferred Stock determines, in its sole judgment upon the advice of counsel, that any conversion pursuant to the terms hereof could be subject to the provisions of any antitrust, merger control, or competition Laws (other than the HSR Act) or Laws designed or intended to prohibit, restrict or regulate exports or actions by foreigners with respect to the relevant jurisdiction to acquire interests in domestic equities, securities, entities, assets, land or interests (collectively, the “Other Antitrust and Foreign Investment Laws”), the Company will cooperate and supply promptly to such Holder such information and assistance as such Holder may reasonably request to assess whether any conversion would be subject to filing requirements under any Other Antitrust and Foreign Investment Laws. If such Holder determines that a filing is required or advisable under any Other Antitrust and Foreign Investment Laws in connection with any conversion, and if the Company is required to make a separate filing under any such Other Antitrust and Foreign Investment Laws, the Company will promptly do so after being notified of the requirement by such Holder.

(c)      Cooperation. The Company shall use its reasonable best efforts to (i) take (or cause to be taken) all actions, (ii) do (or cause to be done) all things, and (iii) assist and cooperate with such Holder in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to effectuate the conversion of the Series A Preferred Stock. Without limiting the generality of the foregoing, the Company shall furnish to such Holder promptly (but in no event more than five (5) days after receipt of a reasonable request therefore) such information and assistance as such Holder may reasonably request in connection with the preparation of any filing or submission to be filed by such Holder under the HSR Act or any applicable Other Antitrust and Foreign Investment Laws. The Company shall respond promptly after receiving any inquiries or requests for additional information from the FTC, the DOJ, or any Governmental Authority under any Other Antitrust and Foreign Investment Laws in connection with any conversions of Series A Preferred Stock of or by such Holder. The Company shall keep such Holder apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ, or any Governmental Authority in connection with any conversions of Series A Preferred Stock of or by such Holder. The Company and such Holder shall each be required to pay fifty percent (50%) of all filing or other fees required to be paid by the Company and/or such Holder (or the “ultimate parent entity” of such Holder, if any) under the HSR Act or any other applicable Laws in connection with such filings and the Company and such Holder shall otherwise be solely responsible for the payment of their respective other costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the preparation of such filings and responses to inquiries or requests.

(d)     Conversion Date. In the event that this Section 23 is applicable to any conversion, the delivery of any shares of Common Stock upon conversion shall be subject to the receipt of clearances, approvals, and the expiration or earlier termination of the waiting periods under the HSR Act or Other Antitrust and Foreign Investment Laws (with the Conversion Date being deemed to be the date immediately following the date of the receipt of the last of the required clearances, approvals, and waiting period expirations or early terminations); provided, that with respect to an Investor Share Mandatory Conversion or Mandatory Conversion, if the receipt of clearances, approvals, and the expiration or earlier termination of the waiting periods under the HSR Act or Other Antitrust and Foreign Investment Laws has not occurred by the Investor Share Mandatory Conversion Date or 120 days after the Mandatory Conversion Notice, as applicable, then the Company may require the Holder to, or the Holder may, convert the maximum number of shares of Series A Preferred Stock on such date as is permitted under the HSR Act or Other Antitrust and Foreign Investment Laws in the Holder’s sole judgment upon the advice of counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this 18th day of January, 2023.

CEPTON, INC.

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	President and Chief Executive Officer

EXHIBIT A

CONVERSION NOTICE

Reference is made to the Certificate of Designations of Series A Convertible Preferred Stock, par value $0.00001, of Cepton, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), of Cepton, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company, [as of the date specified below // upon // immediately prior to[, and subject to the occurrence of,] [•]].

Date of Conversion (if applicable):

Number of shares of Series A Preferred Stock to be converted:

Share certificate no(s). of Series A Preferred Stock to be converted (if applicable):

Tax ID Number (if applicable):

Please confirm the following information:

Conversion Rate:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the shares of Series A Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Email:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Payment Instructions for cash payment in lieu of fractional shares: